Workiva Inc. Announces Fourth Quarter and Full Year 2021 Financial Results
•Increased Q4 2021 Subscription & Support Revenue by 28.8% over Q4 2020
•Generated Total Q4 2021 Revenue of $120.8 Million, up 28.7% over Q4 2020
•Full Year 2021 Total Revenue of $443.3 million, up 26.1% over 2020
•Achieved 37.9% YOY Growth of Customers with Annual Contract Value Over $150K

AMES, Iowa - February 22, 2022 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its fourth quarter and full year ended December 31, 2021.
"The Workiva team once again delivered strong financial results. In both the fourth quarter and full-year, we beat the high end of our guidance in revenue and operating profit," said Marty Vanderploeg, Chief Executive Officer. "These results reflect our market leadership in transparent connected reporting, and the significant increases we're seeing in macro trends such as digital transformations, increased compliance and reporting requirements, and stakeholder demand for ESG data."
"We saw broad based demand across our solution portfolio in the fourth quarter which resulted in growth of 28.8% in subscription & support revenue, and 28.7% in total revenue," said Jill Klindt, Chief Financial Officer. "We had strong new logo growth with 169 net new logos added, and also delivered a 32% increase in the number of customers with contract values over $100k and achieved our highest revenue retention rate of 97%."
"In 2022, we are strategically investing in our people, technology, partners, and go-to-market strategy in order to capture the significant ESG market opportunity we see ahead of us," added Vanderploeg. "We believe the investments we are making in ESG, along with our other fit-for-purpose solutions, will position us to deliver durable low-to-mid-20% revenue growth."
Fourth Quarter 2021 Financial Highlights
•Revenue: Total revenue for the fourth quarter of 2021 reached $120.8 million, an increase of 28.7% from $93.8 million in the fourth quarter of 2020. Subscription and support revenue contributed $104.3 million, up 28.8% versus the fourth quarter of 2020. Professional services revenue was $16.5 million, an increase of 28.2% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the fourth quarter of 2021 was $91.6 million compared with $70.2 million in the same quarter of 2020. GAAP gross margin was 75.9% versus 74.8% in the fourth quarter of 2020. Non-GAAP gross profit for the fourth quarter of 2021 was $93.2 million, an increase of 31.3% compared with the prior year's fourth quarter, and non-GAAP gross margin was 77.2% compared to 75.6% in the fourth quarter of 2020.
•Results from Operations: GAAP loss from operations for the fourth quarter of 2021 was $11.5 million compared with a loss of $5.1 million in the prior year's fourth quarter. Non-GAAP income from operations was $2.2 million, compared with non-GAAP income from operations of $5.2 million in the fourth quarter of 2020.
•GAAP Net Loss: GAAP net loss for the fourth quarter of 2021 was $14.3 million compared with a net loss of $8.0 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share was $0.28 compared with a net loss per basic and diluted share of $0.16 in the fourth quarter of 2020.
•Non-GAAP Net Income: Non-GAAP net income for the fourth quarter of 2021 was $1.7 million compared with net income of $4.6 million in the prior year's fourth quarter. Non-GAAP net income per basic share and diluted share was $0.03, compared with net income per basic and diluted share of $0.09 in the fourth quarter of 2020.
•Liquidity: As of December 31, 2021, Workiva had cash, cash equivalents and marketable securities totaling $530.4 million, compared with $530.0 million as of December 31, 2020. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $16.7 million of finance lease obligations outstanding as of December 31, 2021.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 4,315 customers as of December 31, 2021, a net increase of 592 customers from December 31, 2020.
•Revenue Retention Rate: As of December 31, 2021, Workiva's revenue retention rate (excluding add-on revenue) was 97.0%, and the revenue retention rate including add-on revenue was 110.0%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2021, Workiva had 1,121 customers with an annual contract value ("ACV") of more than $100,000, up 32% from 847 customers at December 31, 2020. Workiva had 578 customers with an ACV of more than $150,000, up 38% from 419 customers in the fourth quarter of 2020. Workiva had 183 customers with an ACV of more than $300,000, up 54% from 119 customers in the fourth quarter of 2020.
Full Year 2021 Financial Highlights
•Revenue: Total revenue for the full year 2021 reached $443.3 million, an increase of 26.1% from $351.6 million in 2020. Subscription and support revenue contributed $379.3 million, up 28.2% compared to 2020. Professional services revenue was $63.9 million, an increase of 14.8% compared to the prior year.
•Gross Profit: GAAP gross profit for 2021 was $339.5 million compared with $261.4 million in 2020. GAAP gross margin was 76.6% versus 74.4% in the prior year. Non-GAAP gross profit for 2021 was $344.0 million, an increase of 30.0% compared 2020, and non-GAAP gross margin was 77.6% compared to 75.2%.
•Results from Operations: GAAP loss from operations 2021 was $29.4 million compared with a loss of $37.8 million in the prior year. Non-GAAP income from operations was $20.0 million, compared with non-GAAP income from operations of $8.0 million in 2020.
•GAAP Net Loss: GAAP net loss for 2021 was $37.7 million compared with a net loss of $48.4 million in the prior year. GAAP net loss per basic and diluted share was $0.74 compared with a net loss per basic and diluted share of $1.00 in 2020.
•Non-GAAP Net Income: Non-GAAP net income for 2021 was $20.8 million compared with net income of $6.3 million in the prior year. Non-GAAP net income per basic share and diluted share was $0.41 and $0.37, respectively, compared with net income per basic and diluted share of $0.13 and $0.12, respectively, in 2020.
•Cash Flow: Net cash provided by operating activities was $49.8 million in 2021, compared to cash provided by operating activities of $33.2 million in 2020.
Financial Outlook
As of February 22, 2022, Workiva is providing guidance as follows:
First Quarter 2022 Guidance:
•Total revenue is expected to be in the range of $127.0 million to $128.0 million.
•GAAP loss from operations is expected to be in the range of $22.9 million to $21.9 million.
•Non-GAAP loss from operations is expected to be in the range of $7.0 million to $6.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.46 to $0.44.
•Non-GAAP net loss per basic share is expected to be in the range of $0.16 to $0.14.
•Net loss per basic share is based on 52.6 million weighted-average shares outstanding.
Full Year 2022 Guidance:
•Total revenue is expected to be in the range of $532.0 million to $534.0 million.
•GAAP loss from operations is expected to be in the range of $104.9 million to $102.9 million.
•Non-GAAP loss from operations is expected to be in the range of $37.0 million to $35.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $2.08 to $2.04.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.80 to $0.76.
•Net loss per basic and diluted share is based on 53.0 million weighted-average shares outstanding.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement".
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2021, in addition to discussing the Company’s outlook for the first quarter and full year 2022. To access this call, dial 888-330-2469 (U.S. domestic) or 240-789-2740 (international). The conference ID is 8736384. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through March 1, 2022, at 800-770-2030 (U.S. domestic) or 647-362-9199 (international). The replay pass code is 8736384. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, amortization expense for acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Mike Rost		Darcie Brossart
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com
(515) 663-4493		(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenue
Subscription and support	$104,287	$80,970	$379,340	$295,877
Professional services	16,496	12,864	63,945	55,717
Total revenue	120,783	93,834	443,285	351,594
Cost of revenue
Subscription and support (1)	17,645	13,239	60,551	49,503
Professional services (1)	11,516	10,412	43,282	40,674
Total cost of revenue	29,161	23,651	103,833	90,177
Gross profit	91,622	70,183	339,452	261,417
Operating expenses
Research and development (1)	31,430	24,386	115,735	94,844
Sales and marketing (1)	50,199	37,813	178,785	144,687
General and administrative (1)	21,492	13,124	74,287	59,688
Total operating expenses	103,121	75,323	368,807	299,219
Loss from operations	(11,499)	(5,140)	(29,355)	(37,802)
Interest income	207	450	1,041	3,282
Interest expense	(3,520)	(3,497)	(14,015)	(13,964)
Other (expense) income, net	(36)	(468)	3,229	(205)
Loss before benefit for income taxes	(14,848)	(8,655)	(39,100)	(48,689)
Benefit for income taxes	(524)	(642)	(1,370)	(291)
Net loss	$(14,324)	$(8,013)	$(37,730)	$(48,398)
Net loss per common share:
Basic and diluted	$(0.28)	$(0.16)	$(0.74)	$(1.00)
Weighted-average common shares outstanding - basic and diluted	51,734,522	49,222,465	51,126,510	48,448,166

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(unaudited)
Cost of revenue
Subscription and support	$1,044	$416	$2,868	$1,709
Professional services	546	372	1,729	1,434
Operating expenses
Research and development	2,395	2,310	9,590	8,100
Sales and marketing	3,420	2,695	13,901	11,062
General and administrative	5,866	4,547	20,545	23,466

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$300,386	$322,831
Marketable securities	230,060	207,207
Accounts receivable, net	76,848	68,922
Deferred costs	31,152	21,923
Other receivables	3,538	3,155
Prepaid expenses and other	15,108	9,047
Total current assets	657,092	633,085
Property and equipment, net	28,821	29,365
Operating lease right-of-use assets	17,760	15,844
Deferred costs, non-current	33,091	23,421
Goodwill	34,556	—
Intangible assets, net	10,434	1,583
Other assets	5,005	3,708
Total assets	$786,759	$707,006
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,114	$2,843
Accrued expenses and other current liabilities	84,126	68,256
Deferred revenue	258,023	208,990
Convertible senior notes, current	298,661	—
Finance lease obligations	1,575	1,705
Total current liabilities	646,499	281,794
Convertible senior notes, non-current	—	289,490
Deferred revenue, non-current	34,181	35,894
Other long-term liabilities	1,605	1,680
Operating lease liabilities, non-current	16,408	17,209
Finance lease obligations, non-current	15,087	16,662
Total liabilities	713,780	642,729
Stockholders’ equity
Common stock	51	49
Additional paid-in-capital	525,646	478,698
Accumulated deficit	(452,430)	(414,700)
Accumulated other comprehensive (loss) income	(288)	230
Total stockholders’ equity	72,979	64,277
Total liabilities and stockholders’ equity	$786,759	$707,006

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(14,324)	$(8,013)	$(37,730)	$(48,398)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,664	1,101	5,244	4,296
Stock-based compensation expense	13,271	10,340	48,633	45,771
Provision for (recovery of) doubtful accounts	37	32	(125)	(159)
Amortization of premiums and discounts on marketable securities, net	825	349	3,024	668
Gain on settlement of equity securities	—	—	(3,698)	—
Amortization of debt discount and issuance costs	2,320	2,248	9,171	8,889
Deferred income tax	(1,059)	68	(1,973)	—
Changes in assets and liabilities:
Accounts receivable	(12,916)	(12,833)	(7,683)	(8,028)
Deferred costs	(7,103)	(9,572)	(19,207)	(15,953)
Operating lease right-of-use asset	1,291	914	4,197	3,906
Other receivables	(187)	(709)	(391)	(680)
Prepaid expenses	(2,473)	564	(6,522)	(2,492)
Other assets	(25)	385	(1,222)	(215)
Accounts payable	(242)	(851)	972	(4,106)
Deferred revenue	25,391	26,165	47,419	37,479
Operating lease liability	(1,544)	(1,087)	(4,934)	(4,525)
Accrued expenses and other liabilities	4,342	4,252	14,669	16,790
Net cash provided by operating activities	9,268	13,353	49,844	33,243
Cash flows from investing activities
Purchase of property and equipment	(1,103)	(110)	(3,534)	(1,873)
Purchase of marketable securities	(26,985)	(130,657)	(170,070)	(175,926)
Sale of marketable securities	—	—	250	11,423
Maturities of marketable securities	26,788	20,585	143,159	62,922
Acquisitions, net of cash acquired	(2,400)	—	(37,467)	—
Purchase of intangible assets	(32)	(43)	(219)	(296)
Other investments	—	—	(750)	—
Net cash used in investing activities	(3,732)	(110,225)	(68,631)	(103,750)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	7,808	4,936	16,600	19,189
Taxes paid related to net share settlements of stock-based compensation awards	(3,458)	(11,546)	(27,144)	(13,657)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	8,861	7,227
Principal payments on finance lease obligations	(434)	(429)	(1,705)	(1,641)
Net cash provided by (used in) financing activities	3,916	(7,039)	(3,388)	11,118
Effect of foreign exchange rates on cash	(191)	610	(270)	478
Net increase (decrease) in cash and cash equivalents	9,261	(103,301)	(22,445)	(58,911)
Cash and cash equivalents at beginning of period	291,125	426,132	322,831	381,742
Cash and cash equivalents at end of period	$300,386	$322,831	$300,386	$322,831

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Gross profit, subscription and support	$86,642	$67,731	$318,789	$246,374
Add back: Stock-based compensation	1,044	416	2,868	1,709
Gross profit, subscription and support, non-GAAP	$87,686	$68,147	$321,657	$248,083
As a percentage of subscription and support revenue, non-GAAP	84.1%	84.2%	84.8%	83.8%

Gross profit, professional services	$4,980	$2,452	$20,663	$15,043
Add back: Stock-based compensation	546	372	1,729	1,434
Gross profit, professional services, non-GAAP	$5,526	$2,824	$22,392	$16,477
As a percentage of professional services revenue, non-GAAP	33.5%	22.0%	35.0%	29.6%

Gross profit	$91,622	$70,183	$339,452	$261,417
Add back: Stock-based compensation	1,590	788	4,597	3,143
Gross profit, non-GAAP	$93,212	$70,971	$344,049	$264,560
As percentage of revenue, non-GAAP	77.2%	75.6%	77.6%	75.2%

Cost of revenue, subscription and support	$17,645	$13,239	$60,551	$49,503
Less: Stock-based compensation	1,044	416	2,868	1,709
Cost of revenue, subscription and support, non-GAAP	$16,601	$12,823	$57,683	$47,794
As percentage of revenue, non-GAAP	13.7%	13.7%	13.0%	13.6%

Cost of revenue, professional services	$11,516	$10,412	$43,282	$40,674
Less: Stock-based compensation	546	372	1,729	1,434
Cost of revenue, professional services, non-GAAP	$10,970	$10,040	$41,553	$39,240
As percentage of revenue, non-GAAP	9.1%	10.7%	9.4%	11.2%

Research and development	$31,430	$24,386	$115,735	$94,844
Less: Stock-based compensation	2,395	2,310	9,590	8,100
Less: Amortization of acquisition-related intangibles	426	—	701	—
Research and development, non-GAAP	$28,609	$22,076	$105,444	$86,744
As percentage of revenue, non-GAAP	23.7%	23.5%	23.8%	24.7%

Sales and marketing	$50,199	$37,813	$178,785	$144,687
Less: Stock-based compensation	3,420	2,695	13,901	11,062
Less: Amortization of acquisition-related intangibles	22	—	35	—
Sales and marketing, non-GAAP	$46,757	$35,118	$164,849	$133,625
As percentage of revenue, non-GAAP	38.7%	37.4%	37.2%	38.0%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
General and administrative	$21,492	$13,124	$74,287	$59,688
Less: Stock-based compensation	5,866	4,547	20,545	23,466
General and administrative, non-GAAP	$15,626	$8,577	$53,742	$36,222
As percentage of revenue, non-GAAP	12.9%	9.1%	12.1%	10.3%

Loss from operations	$(11,499)	$(5,140)	$(29,355)	$(37,802)
Add back: Stock-based compensation	13,271	10,340	48,633	45,771
Add back: Amortization of acquisition-related intangibles	448	—	736	—
Income from operations, non-GAAP	$2,220	$5,200	$20,014	$7,969
As percentage of revenue, non-GAAP	1.8%	5.5%	4.5%	2.3%

Net loss	$(14,324)	$(8,013)	$(37,730)	$(48,398)
Add back: Stock-based compensation	13,271	10,340	48,633	45,771
Add back: Amortization of acquisition-related intangibles	448	—	736	—
Add back: Non-cash interest expense related to convertible senior notes	2,320	2,248	9,171	8,889
Net income, non-GAAP	$1,715	$4,575	$20,810	$6,262
As percentage of revenue, non-GAAP	1.4%	4.9%	4.7%	1.8%

Net loss per basic and diluted share:	$(0.28)	$(0.16)	$(0.74)	$(1.00)
Add back: Stock-based compensation	0.26	0.20	0.96	0.95
Add back: Amortization of acquisition-related intangibles	0.01	—	0.01	—
Add back: Non-cash interest expense related to convertible senior notes	0.04	0.05	0.18	0.18
Net income per basic share, non-GAAP	$0.03	$0.09	$0.41	$0.13
Net income per diluted share, non-GAAP	$0.03	$0.09	$0.37	$0.12

Weighted-average common shares outstanding - basic, non-GAAP	51,734,522	49,222,465	51,126,510	48,448,166
Weighted-average common shares outstanding - diluted, non-GAAP	56,697,006	53,776,276	55,998,736	52,864,771

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending March 31, 2022			Year ending December 31, 2022

Loss from operations, GAAP range	$(22,900)	-	$(21,900)	$(104,900)	-	$(102,900)
Add back: Stock-based compensation	15,200		15,200	65,100		65,100
Add back: Amortization of acquisition-related intangibles	700		700	2,800		2,800
Net loss from operations, non-GAAP range	$(7,000)	-	$(6,000)	$(37,000)	-	$(35,000)

Net loss per share, GAAP range	$(0.46)	-	$(0.44)	$(2.08)	-	$(2.04)
Add back: Stock-based compensation	0.29		0.29	1.23		1.23
Add back: Amortization of acquisition-related intangibles	0.01		0.01	0.05		0.05
Net loss per share, non-GAAP range(1)	$(0.16)	-	$(0.14)	$(0.80)	-	$(0.76)

Weighted-average common shares outstanding - basic	52,600,000		52,600,000	53,000,000		53,000,000
(1)We adopted Accounting Standard Update 2020-06, Accounting for Convertible Instruments and Contracts in an Entity's Own Equity, on January 1, 2022. Prior to the adoption, we were required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in August 2019. This resulted in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we excluded this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Upon adoption, we recombined the liability and equity components of our outstanding convertible senior notes and the instrument is now accounted for as a single liability. Under this new guidance, we will no longer incur interest expense related to the amortization of the debt discount associated with the conversion option and therefore no longer consider this to be a non-GAAP reconciling item. Accordingly, our guidance above for 2022 reflects the adoption of this new standard.